EXHIBIT 10.8(a)(1)


                         ADDENDUM DATED February 9, 2005
                        TO THE NOTE DATED August 23, 2004

This First Addendum ("First Addendum") to the Secured Commercial Promissory Note (The "Note") dated August 23, 2004, is entered into by and between Cyber Defense Systems, Inc. ( "Cyber" or the "Company"), a Florida corporation, inclusive of its successors and assigns, and 9145-6442 Quebec, Inc., a Province of Quebec, Canadian corporation (the "LENDER"), or to any holder hereof (the "Holder"), Inc., as follows:

                                 R E C I T A L S

     WHEREAS, Company and Purchaser entered into a Note dated as of August 23rd, 2004, which provided the terms under which Company will repay the loan made to the Company pursuant to the Note; and,

     WHEREAS, the Borrower agreed to execute to the benefit of the Company any and all documents required by the Company to perfect the Lender's interest in said Note; and,

     WHEREAS, the parties desire to modify certain provisions and reaffirm all other provisions of the Note, as applicable; Now Therefore, in consideration of the mutual covenants, representations and agreements heretofore entered into between the parties and hereinafter set forth below, the parties agree that the following provisions should become a part of the Note just as if the provisions had been included in the Note at the time the Note was entered into between the parties. Accordingly, the parties agree as follows:

1. In the event that the principal and interest due on the Note is not paid to the Lender by the Company, on February 18, 2005, then the Lender shall be entitled to sell, at the earliest time available to it, and by any legal means available, sufficient shares of the collateral so pledged for such purpose by the Company, so that the Lender may receive the following payments:

     a. One Hundred Sixteen Thousand Four Hundred Fifty dollars ($116,450) of Principal reduction on the loan, and,
     b. Interest in the amount of Nineteen Thousand Three Hundred Thirty-one dollars ($19,331), representing interest due through March 10, 2005, and,
     c.   An extension fee of Twenty-Five Thousand dollars ($25,000), and,
     d. Any ordinary and reasonable cost associated with the sale of the pledged securities by the Lender, inclusive of any fees due to SearchPro Corporation, for its services in negotiating and providing this Addendum, and for the services rendered through its Client Trust Account as custodian for the pledged securities relating to their sale(s) through NASD member broker dealers, or any legal method of sale available to the Lender, as its liquidation agent.

2. The Lender shall apply the proceeds of such sales of pledged collateral securities first to the payment of the extension fee, then to the payment of interest, then to the payment of principal, and then to the payment of costs and fees associated with the liquidation of the pledged securities, and only to the extent that such costs have not been otherwise paid by the Company prior to the sale of pledged securities to pay such costs and/or fees.




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3.   Any remaining  Principal  and Interest due  subsequent to the payments made pursuant to sections 1 and 2 above, or prior to the sale of the pledged securities in sufficient amounts to satisfy the provisions of sections 1 and 2, above, shall be payable within forty-five days of the completion of the payments made to the Lender pursuant to Sections 1 and 2, above, as follows:

     a. From any equity or loan proceeds obtained by the Company from the date of this Addendum until the repayment of all amounts due the Lender pursuant to the Note and any Addendums or Amendments to the Note, and,
     b.   From corporate cash flow or resources, as available.


4. In the event that the balance of the Note, inclusive of interests, applicable fees and cost, is not paid pursuant to section 3, above, then the Lender may sell the amount of the pledged securities held as collateral to pay the remaining balances due to the Lender, inclusive of all costs and applicable fees.

5. All other collateral pledged, or contemplated to be pledged, by the Company, pursuant to the Note, shall remain as collateral for repayment of the loan evidenced by the Note, until the Note is paid in full, inclusive of all interest, costs and fees incident to the payments due the Lender.

6. The Lender waives none of its rights to effect repayment of the Note by the Company by the execution of this Addendum.

7. The Pledged collateral securities may be sold through broker dealers, who will charge an ordinary and customary commission for the sale of such securities, and only the net amounts, after deduction of such commissions, shall constitute liquidation proceeds available to the liquidation agent for application to costs and disbursements to the Lender. Any proceeds sold in this manner shall be subject to a customary and ordinary liquidation fee by the liquidation agent of five percent (5%) of the net proceeds so available, payable at the time cleared funds are available to the liquidation agent.

8. The Pledged collateral securities may be sold through any legal means, if not through broker dealers, and any costs associated with such sale(s) shall be deducted first from such proceeds, and any net amount available to the liquidation agent shall be subject to a customary and ordinary liquidation fee by the liquidation agent of five percent (5%) of the net proceeds so available, payable at the time cleared funds are available to the liquidation agent.

9. The Company shall pay Two Thousand dollars ($2,000) to the SearchPro Corporation for the provision of documents and services relating to this Addendum, and for its expenses and costs related to the provision of this Addendum, due and payable upon the execution of this Amendment by the parties hereto.

10. Conflict and Ratification. Since the intent of this Addendum to the Note is to modify certain terms and conditions where the addition, deletion, or modification of terms and conditions, as contained herein, become a part of the Note, in the event the terms and provisions of this Addendum conflict with the terms and conditions of the Note, or any other agreements executed by the parties concerning the Note, the terms of this Addendum shall




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     prevail only to the extent that this Addendum has modified such  applicable terms, and shall not be deemed nor construed to add, delete, waive, or modify any other terms or conditions, or subject any existing terms and conditions to any interpretation other than what was agreed and executed by the parties in the Agreements of August 23, 2004; otherwise, the terms and conditions of such Agreements are hereby ratified and confirmed.

11. Limitations of this Agreement. Limited by its additions, deletions, or modifications to the specific terms and conditions of the Note, this Addendum constitutes the sole and entire agreement of the parties with respect to such additions, deletions, or modifications to the specific terms and conditions of the Note, and supersedes any and all prior or contemporaneous agreements, discussions, representations, warranties or other communications regarding such specific additions, deletions, or modifications to the terms and conditions of the Note. The provision of this Addendum shall not be deemed nor construed as a breach, remedy, or settlement of any provision of the Note, as Amended or add- ended, or any other documents executed or delivered on, or after, August 23, 2004, by the parties.

12. Counterparts. This Addendum may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Amendments. This Addendum may not be amended or modified without the written consent of the Company and the Purchaser, nor shall any waiver be effective against any party unless in writing executed on behalf of such party.

14. Severability. If any provision of this Addendum shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Addendum #1 shall not be affected thereby.

15. Titles and Subtitles. The titles and subtitles used in this Addendum #1 are for convenience only and are not to be considered in construing or interpreting any term or provision of this Addendum .

16. Successors and Assigns. This Addendum may not be assigned by any party hereto without the prior written consent of the other party hereto. The terms and conditions of this Addendum shall inure to the benefit of and are binding upon the parties, their respective successors, executors, beneficiaries and permitted assigns of the parties hereto.

17. Confidentiality. Each party hereto agrees that, except with the prior permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any information or knowledge relating to (a) any provisions of this Addendum (b) any discussions or negotiations relating to this Addendum and (c) the identity of the parties to this Addendum except as required by law or any regulatory agencies. The parties hereto further agree that there shall be no press release or other public statement issued by either party relating to this Addendum or the transactions contemplated hereby, unless the parties otherwise agree in writing, or as required by applicable regulation or law.






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     IN WITNESS WHEREOF, the Company and the Purchaser have caused this Addendum to be executed and delivered by the undersigned as of the 9th day of February, 2005.


COMPANY: Cyber Defense Systems, Inc., and on behalf of all predecessors, successors, affiliates and assigns to which this Addendum may apply


By: /s/ William Robinson
---------------------------------------
William Robinson, CEO & President




LENDER: 9145-6442 Quebec, Inc.


By: /s/ Danielle  Legay
---------------------------------------
Danielle  Legay, President





















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